FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                  July 24, 1997
                                  -------------
                                 Date of Report
                        (Date of earliest event reported)



                        Metric Income Trust Series, Inc.
                        --------------------------------
                          (Exact name of registrant as
                            specified in its charter)




      0-18294                 California                 94-3087630
     ---------                -----------                -----------
    (Registration           (State or Other            (IRS Employer
        File                 Jurisdiction of            Identification
       Number)               Incorporation)                 Number)





           One California Street, San Francisco, California 94111-5415
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:

                                 (415) 678-2000

                    (800) 347-6707 Watts line for all states


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a) The Registrant was organized to acquire, hold for investment, manage, and ultimately sell income-producing real properties and investments in securities. In the normal course of its business, the registrant sold the Arlington (Green Oaks Boulevard), Texas Stop N Go on July 24, 1997.

TERMS OF ORIGINAL ACQUISITION

On November 30, 1989 the Registrant acquired Stop N Go store #2378 in Arlington, Texas for $1,462,000 including acquisition fees and other miscellaneous closing costs.

TERMS OF DISPOSITION AND FINANCING

The Registrant sold the Arlington (Green Oaks Boulevard), Texas Stop N Go on July 24, 1997. The net sales price was $1,413,000. After payment of expenses of sale, the proceeds to the Registrant were $1,303,000.

CARRYING AMOUNT AT DATE OF SALE

At the date of sale, the carrying amount of the land and improvements approximated $1,408,000 (including $73,000 deferred lease income receivable) and $1,353,000 on a book basis and tax basis, respectively.

LOSS ON SALE

The loss recognized on the sale approximated $105,000 and $50,000 on a book basis and tax basis, respectively.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Exhibits.

     1. Earnest Money Contract for Stop N Go store located in Arlington (Green Oaks Boulevard), Texas dated June 5, 1997



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             METRIC INCOME TRUST SERIES, INC.,
                             a California Corporation


                             By:     /s/ William A. Finelli
                                     ------------------------
                                     William A. Finelli
                                     Chief Financial Officer


                             Date:     November 10, 1997
                                     ------------------------